When recorded, return to: Greg R. Nielsen

                                 Snell & Wilmer
                             3100 Valley Bank Center
                                Phoenix, Arizona

================================================================================



                             ASSIGNMENT, ASSUMPTION

                                       AND

                                FURTHER AGREEMENT

                          Dated as of December 15, 1986

                                     between

                      PUBLIC SERVICE COMPANY OF NEW MEXICO,

                                       and

                  THE FIRST NATIONAL BANK OF BOSTON not in its
                    individual capacity, but solely as Owner
                              Trustee under a Trust
                       Agreement, dated as of December 15,
                        1986, with Chase Manhattan Realty
                               Leasing Corporation


================================================================================


              Sale and Leaseback of a l.700000% Undivided Interest
                 in Palo Verde Nuclear Generating Station Unit 1
               and a .566667% Undivided Interest in Certain Common
                                   Facilities


================================================================================

                                TABLE OF CONTENTS


                                                                      Page
                                    ARTICLE I

                              DEFINITIONS; SCHEDULES
Section  1.01. General ..............................................    1
Section  1.02. Undivided Interest and
               Real Property Interest ...............................    1

                                   ARTICLE II
Section  2.01. Nonpartitionment .....................................    2


                                   ARTICLE III

                         ASSIGNMENTS; EXERCISE OF RIGHTS

Section  3.01. Assignment of Warranties .............................    2
Section  3.02. Assignment of the ANPP
               Participation Agreement ..............................    2
Section  3.03. Exercise of Rights as
               Participant under the
               ANPP Participation
               Agreement ............................................    2


                                   ARTICLE IV

                              ASSUMPTION; RELEASE
Section  4.01. Assumption by owner Trustee ..........................    3

Section  4.02. Release ..............................................    4


                                    ARTICLE V

                        NO RELEASE OF PNM; REIMBURSEMENT

Section  5.01. No Release of PNM ....................................    4
Section  5.02. Reimbursement ........................................    4

6091.CHASEUl.LEASE.56:1

                                                                        Page
                                   ARTICLE VI

                        FURTHER AGREEMENTS OF PNM AND THE
                                  OWNER TRUSTEE

Section   6.01.  Agreement to Sell or
                 Lease Unit 1 Retained
                 Assets .............................................    5
Section   6.02.  Agreement to Assign or
                 Make Available ANPP
                 Project Agreements .................................    5
Section   6.03.  Agreements to Seek
                 Amendments to the ANPP
                 Participation Agreement
                 and the License ....................................    6
Section   6.04.  Owner Trustee's Agreement ..........................    6


                                   ARTICLE VII

                           INTERIM AGENCY ARRANGEMENTS

Section   7.01.  Designation of Agent ...............................    6
Section   7.02.  Operation of Unit 1 ................................    7
Section   7.03.  ANPP Participation .................................    7
                 Agreement ..........................................    7
Section   7.04.  Support ............................................    7
Section   7.05.  Compensation .......................................    8
Section   7.06.  Transmission;
                 Transmission Agreement .............................    8


                                  ARTICLE VIII

                                  MISCELLANEOUS

Section   8.01.  Successors and Assigns .............................    9
Section   8.02.  Governing Law . ....................................    9
Section   8.03.  Counterpart Execution ..............................    9
Section   8.04.  Amendments .........................................    9
Section   8.05.  Survival ...........................................    9
Section   8.06.  Severability of
                 Provisions .........................................    9




6091.CHASEU1.LEASE.56:1
                                      -ii-

                                                                       Page
                                                                       ----

Section   8.07.  Headings ..........................................    10
Section   8.08.  Disclosure of
                 Beneficiary .......................................    10
Section   6.09.  Capacity of Lessee ................................    10


                                    ARTICLE A

                                    ARTICLE B
Section I.       PVNGS Plant Site ...................................     1

Section II       Hassayampa Pumping
                 Station and Effluent
                 Pipeline ...........................................     3

Section III      Miscellaneous Real
                 Property Interests .................................     3

    Exhibit B -     Form of Assumption Agreement

    Exhibit C -     Form of Undivided Interest Indenture Supplement

    Schedule 1 -    Undivided Interest Description

    Schedule 2 -    Real Estate Interest Description

    Appendix A -    Definitions













6091.CHASEU1.LEASE.56:1
                                      -iii-

            ASSIGNMENT, ASSUMPTION AND FURTHER AGREEMENT, dated as of December 15, 1986, between PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation
(PNM), and THE FIRST NATIONAL BANK OF BOSTON, not in its individual capacity, but solely as Owner Trustee (the Owner Trustee) , under a Trust Agreement, dated as of December 15, 1986, with Chase Manhattan Realty Leasing Corporation.


                                   WITNESSETH:

            WHERRAS, PUM and the other ANPP Participants are parties to the ANPP Participation Agreement (such terms and all other terms used in these recitals without definition having the respective definitions to which reference is made in Article I below) and

            WHEREAS, PNM has sold, and the Owner Trustee has purchased, the Undivided Interest and the Real Property Interest for and in consideration of the payment to PNM by the Owner Trustee of the Purchase Price, the purchase price at the Real Property Interest and the assignments and assumptions herein set forth;

            NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                             DEFINITIONS; SCHEDULES

            SECTION 1.01. General. For purposes hereof, capitalized terms used herein which are not otherwise defined herein shall have the meanings assigned to such terms in Appendix A hereto. References in this Agreement to articles, sections and clauses are to articles, sections and clauses in this Agreement unless otherwise indicated.

            SECTION 1.02. Undivided Interest and Real Property Interest. Attached as Schedule 1 hereto is a description of the Undivided Interest and attached as Schedule 2 hereto is a description of the Real Property Interest.




6091.CHASEUl.LEASE.56:1

                                   ARTICLE II

                                NONPARTITIONMENT

            SECTION 2.01. Nonpartitionment. The Owner Trustee hereby waives any rights it may have to partition Unit 1 or the Common Facilities, whether by partitionment in kind or by sale and division of proceeds, and further agrees that it will not resort to any action at law or in equity to partition Unit 1 or the Common Facilities, and it waives the benefits of all laws that may now or hereafter authorize such partition for a term (i) which shall be coterminous with the term of the ANPP Participation Agreement or (ii) which shall be for such lesser period as may be required under Applicable Law.


                                   ARTICLE III

                         ASSIGNMENTS; EXERCISE OF RIGHTS

                  SECTION 3.01. Assignment of Warranties. PNM hereby ASSIGNS to the Owner Trustee an undivided Interest, equal to the applicable Share, in, to and under any and all warranties of and other claims against dealers, manufacturers, vendors, contractors and subcontractors relating to Unit 1 and the Common Facilities.

                  SECTION 3.02. Assignment of the ANPP Participation  Agreement.
(a) PNM hereby ASSIGNS to the Owner Trustee an undivided interest, in, to and under all of PNM's rights under the ANPP Participation Agreement, equal to 1.700000% to the extent that such rights relate to Unit 1 (including, but without limitation, a percentage entitlement equal to 1.700000%, of the Net Energy Generation and Available Generating Capability (as each such term is defined in the AMP? Participation Agreement) of Unit 1) and equal to .566667% to the extent such rights relate to the Common Facilities.

                  (b) The Owner Trustee hereby ASSIGNS to PNM the rights assigned under paragraph (a) until the Lease Termination Date.

                  SECTION 3.03. Exercise of Rights as Participant under the ANPP Participation Agreement. (a) Except as provided in Sections 15.2.2, 15.6.4 and
Section 15.10 of the ANPP Participation Agreement (or any comparable successor provision) PNM shall be and remain the sole "Participant" for all purposes of the ANPP Participation Agreement and the sole representative (with power to bind) in all dealings with the other ANPP Participants in relation to the

Undivided Interest, the Real Property Interest and the rights assigned to the Owner Trustee pursuant to this Agreement; provided, however, that the foregoing shall not limit in any way the effect of Sections 15 or 16 of the Facility Lease or any liability or obligation that PNM may incur to the Owner Trustee or the Owner Participant under any Transaction Document as a result thereof (including, but without limitation, any liability that FNM may incur under Section 16 of the Facility Lease as the result of an Event of Default)

            (b) Unless the ANPP Participation Agreement shall otherwise permit, any right conferred on the Owner Trustee by Section 15.2.2 of the ANPP Participation Agreement shall be exercised as required by Section 15.6.3.3 of said Agreement.

            (c) The provisions of this Section 3.03 shall remain in full force and effect until such time as the ANPP Administrative Committee or the ANPP Participants shall otherwise consent.


                                   ARTICLE IV

                              ASSUMPTION; RELEASE

                  SECTION 4.01. Assumption by Owner Trustee. Except as contemplated by Section 5(a) of the Facility Lease, the Owner Trustee agrees that, effective on and as of the Lease Termination Date (unless a transferee of the Undivided Interest and the Real Property Interest (an ANPP Transferee) shall have qualified under Section 15.10 of the ANPP Participation Agreement or any comparable successor provision), unless (i) a Default or Event of Default shall have occurred and be continuing or an Event of Loss or Deemed Loss Event shall have occurred or (ii) such Lease Termination Date shall have occurred by reason of a termination of the Facility Lease pursuant to Section 16 thereof, the Owner Trustee shall assume and agree to pay, perform and discharge the Owner Trustee's Share of all liabilities and obligations of PNM under, or with respect to, the ANPP Project Agreements, attributable to Unit 1 and the Common Facilities, other than any and all costs relating to, allocable to, or incurred in connection with, the decommissioning and retirement of Unit 1 from commercial service, including, but without limitation, (x) the cost of removal, decontamination and



                                       -3-

6091.CHASEU1.LEASE.56:1
disposition of equipment and fixtures, the cost of safe storage for later removal, decontamination and disposal and the cost of entombment of equipment and fixtures, and (y) the cost of (i) the razing of Unit t, (ii) the removal and disposition of debris from the PVNGS Site, and (iii) the restoration of relevant portions of the PVNGS Site.

                  SECTION 4.02. Release. Upon the assumption and agreement by an ANPP Transferee pursuant to Section 4.01 (whether at the Lease Termination Date or thereafter) , the Owner Trustee shall therewith and thereupon be released and discharged from its obligations under Section 4.01 arising on or after such assumption and agreement.


                                    ARTICLE V

                         NO RELEASE OF PNM; REIMBURSMENT

                  SECTION 5.01. No Release of PNM. Notwithstanding the provisions of Article IV or any other provision hereof or of any other Transaction Document, and except to the extent provided in Section 15.10 of the ANPP Participation Agreement (or any comparable successor provision) , PNM shall not be released from any liability or obligation under the ANPP Project Agreements, or otherwise, with respect to PVNGS, and ml shall remain liable for the payment and performance of all such liabilities and obligations, including, but without limitation, any and all liabilities and obligations not assumed by the Owner Trustee or an ANPP Transferee pursuant to Section 4.01.

                  SECTION 5.02. Reimbursement. Unless a Default or an Event of Default shall have occurred and be continuing or an Event of Loss or Deemed Loss Event shall have occurred, from and after the Lease Termination Date (except a Lease Termination occurring by reason of a termination of the Facility Lease pursuant to Section 16 thereof), upon the payment or performance by PNM of any liability or obligation in respect of which the Owner Trustee shall also have become obligated in consequence of Article IV or the ANPP Participation Agreement, and for so long as the Owner Trustee shall be so liable, PNM shall be entitled to prompt reimbursement by the Owner Trustee from the Trust Estate for all amounts expended in connection with such payment or performance.


                                       -4-
6091.CHASEUl.LEASE.56:1

                                   ARTICLE VI

                        FURTHER AGREEMENTS OF PNM AND THE
                                  OWNER TRUSTEE

                  SECTION 6.01. Agreement to Sell or Lease Unit 1 Retained Assets. Upon a transfer to an ANPP Transferee, PNM agrees in respect of the Undivided. Interest and the Real Property Interest, (1) if such ANPP Transferee is a purchaser of the Undivided Interest and the Real Property Interest, to sell to such ANPP Transferee, at a price equal to the then Fair Market Sales Value (determined on the basis of the then actual condition of the Unit 1 Retained Assets) thereof, an undivided interest, equal to 1.700000%, to the extent related to Unit 1 and .566667%, to the extent related to the PVNGS Common facilities, in and to the Unit 1 Retained Assets, or (ii) if such ANPP Transferee is a lessee of the Undivided Interest and the Real Property Interests to lease or otherwise make available to such ANPP Transferee, at a rent equal to the then Fair Market Rental Value thereof, an undivided interest, equal to 1.700000%, to the extent related to Unit 1 and .566667% to the extent related to the PVNGS common facilities, in and to the Unit 1 Retained Assets. Any such sa1e or lease by PNM shall be accomplished by an appropriate bill of sale or lease. The Bill of Sale referenced in the definition of Unit 1 Retained Assets set forth in Appendix A hereto was recorded December __ , 1986, as Instrument No. __________, records of Maricopa County, Arizona, and thereby incorporated herein by reference.

                  SECTION 6.02. Agreement to Assign or Make Available ANPP Project Agreements. Upon a transfer to an ANPP Transferee, PNM agrees in respect of the Undivided Interest and the Real Property Interest, (i) if such ANPP Transferee is a purchaser of the Undivided Interest and the Real Property Interest, to assign to such ANPP Transferee an undivided interest, equal to 1.700000%, to the extent related to Unit 1, and .566667%, to the extent related to the PVNGS common facilities, of the Project Agreements (other than the ANPP Participation Agreement) and (ii) if such ANPP Transferee is a lessee of the Undivided Interest and the Real Property Interest, to assign for the term of such lease to such ANPP Transferee an undivided interest, equal to 1.700000%, to the extent related to Unit 1, and .566667%, to the extent related to the PVNGS



                                       -5-
6091.CHASEUl.LEASE.56:1
common facilities, of the Project Agreements (other than the ANPP Participation Agreement). Any assignment pursuant to this Section 6.02 shall be accomplished by an appropriate instrument of assignment.

                  SECTION 6.03. Agreements to Seek Amendments to the ANPP Participation Agreement and the License. PNM agrees to use its best efforts to obtain any required amendments to the ANPP Participation Agreement and the License to permit PNM to act as Agent of the Owner Trustee in the manner contemplated by Section 7.01 hereof, if (a) (i) PNM shall not have elected to purchase the Undivided Interest and the Real Property Interest as provided in
Section 13(b) of the Facility Lease and (ii) there shall not be an ANPP Transferee in respect of the Undivided Interest and the Real Property Interest or (b) PNM shall be obligated to surrender possession of the Undivided Interest and the Real Property Interest pursuant to Section 5(a) of the Facility Lease. PNM acknowledges and agrees that neither the Owner Trustee nor the Owner Participant shall have any obligation whatsoever to assist PMM in obtaining any such amendments.

                  SECTION 6.04. Owner Trustee's Agreement. If PNM becomes obligated to sell, lease, otherwise make available or assign in accordance with Sections 6.01 and 6.02 hereof, the Owner Trustee shall (at the direction of the Owner Participant) require or cause the ANPP Transferee to purchase, lease, accept or assume, as the case may be, the property or rights being sold, leased, made available or assigned by PNM.


                                   ARTICLE VII

                           INTERIM AGENCY ARRANGMENTS

                  SECTION 7.01. Designation of Agent. From and after surrender of possession to the Owner Trustee (or its assigns) of the Undivided Interest and the Real Property Interest pursuant to Section 5(a) of the Facility Lease (or during such period on or after the Lease Termination Date that the Owner Trustee shall have waived any Default or Event of Default with respect to the inability of PNM to effectively surrender possession as required by such Section 5(a)) and until a transfer to an ANPP Transferee in respect of the Undivided



                                       -6-

6091.CHASEUl.LEASE.56:1

Interest and the Real Property Interest (such period being referred to as the Agency Period), PNM shall be, and the Owner Trustee hereby designates PNM as, the initial agent (the Agent) of the Owner Trustee in the exercise of all rights assigned to the Owner Trustee hereunder.

                  SECTION 7.02. Operation of Unit 1. During the Agency Period, the Agent shall administer the operation of the Undivided Interest and the Real Property Interest in accordance with this Agreement and all instructions of the Owner Trustee in accordance with Applicable Law. If, however, the Owner Trustee and any User shall, prior to, or at any time during, the Agency Period, enter into any joint ownership and operating agreement with other Persons having a legal right to, or right to use, any other undivided interest in Unit 1, the Agent agrees to join in, and be bound by, the terms of such agreement if the Agent's performance thereunder shall not violate, or result in a violation of, any Applicable Law or the License. The Owner Trustee agrees to give the Agent reasonable prior written notice of the commencement of the negotiation of any such agreement.

                  SECTION 7.03. ANPP Participation Agreement. PNM agrees that, at all times during the Agency Period, it will perform all obligations and discharge all liabilities for which it is responsible as a "Participant" under the ANPP Participation Agreement in respect of the Undivided Interest and the Real Property Interest. In the performance of the foregoing agreement, PNM shall not exercise its rights as an ANPP Participant to cause Capital Improvements to be made to Unit 1 and the Common Facilities unless the Owner Trustee shall have agreed to provide funds for the payment of the Owner Trustee's Share of the cost of such Capital Improvements to PNM prior to the date on which such amounts shall be due with respect thereto under the ANPP Participation Agreement.

                  SECTION 7.04. Support. Except with respect to the Unit 1 Retained Assets for which provision is made in Section 7.06, PNM covenants and agrees that, at all times during the Agency Period, it will provide, or make available, to the Owner Trustee all ml's rights in and to other assets owned by PNM and the ANPP Project Agreements to the extent relating to the Undivided Interest and the Real Property Interest.




                                       -7-

6091.CHASEUl.LEASE.56:1

            SECTION 7.05. Compensation. As compensation for its obligations under Sections 7.02, 7.03 and 7.04, if no Event of Default based upon PNM's failure to perform obligations under Section 5(a) of the Facility Lease has occurred and is continuing, PNM shall be entitled to receive, and the Owner Trustee hereby agrees to pay, an amount equal to the Owner Trustee's Share of the aggregate of (i) amounts paid by; PNM as provided in Section 7.03 to the extent reasonably allocable to the Undivided Interest and the Real Property Interest and (ii) reasonable compensation for the Unit 1 Retained Assets and
(iii) out-of-packet expenses incurred by PNM or the Agent, as the case may be, in connection with the performance of its agreements in this Article VII. Compensation under this Section 7.05 shall be paid promptly in cash upon receipt of an invoice from PNM.

            SECTION 7.06. Transmission; Transmission Agreement. (a) PNM covenants and agrees that, at all times during the Agency Period, the Owner Trustee shall have the right to wheel, under normal transmission operating conditions, the Owner Trustee's Share of the then rated capacity of Unit 1, under normal transmission operating conditions, over transmission equipment in which PNM now owns or may hereafter acquire an ownership interest, between Unit 1 and the ANPP Switchyard.

            (b) Based upon the respective rights, duties and obligations of the Owner Trustee and ml set forth in Section 7.06(a), if PNM shall fail or decline to give the notice of renewal of the Facility Lease or purchase of the undivided Interest, in each case as provided in Section 13(a) of the Facility Lease, PNM and the Owner Trustee shall forthwith commence the negotiation in good faith of a definitive transmission agreement, not inconsistent with the terms and provisions of Section 7.06(a), but containing sufficient detail for the proper wheeling of power and energy, under normal transmission operating conditions, over the equipment of P&M referred to in such Section 7.06(a) under then existing circumstances, for the exercise or stipulation, as the case may be, of the respective rights, duties and obligations of the Owner Trustee and PNM set forth in Section 7.06(a). PNM and the Owner Trustee shall complete such negotiations and execute such definitive transmission agreement prior to the Lease Termination Date and such definitive transmission agreement shall provide for compensation to PNM for the transmission services so provided at the Fair Market Sales Value thereof.



                                       -6-
6091.CHASEU1.LEASE.56:l

                                  ARTICLE VIII

                                     MISCELLANEOUS

            SECTION 8.01. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each of PNM and the Owner Trustee.

            SECTION 8.02. Governing law. The interpretation of this Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the law of the State of New York.

            SECTION 8.03. Counterpart Execution. This Agreement may be executed in any number of counterparts and by each of the parties hereto on separate counterparts, all such counterparts together constituting but one and the same instrument.

            SECTION 8.04. Amendments. The terms of this Agreement shall not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever, except by written instrument signed by ml and the Owner Trustee.

            SECTION 8.05. Survival. All agreements and covenants contained in this Agreement or any agreement, document or certificate delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement.

            SECTION 8.06. Severability of Provisions. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and no such prohibition or unenforceability in any jurisdiction shall invalidate or render unenforceable such provisions in any other jurisdiction. To the extent permitted by Applicable Law, PNM hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.



                                       -9-


6091.CHASEUl.LEASE.56:l

            SECTION 8.07. Headings. The division of this Agreement into sections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

            SECTION 8.08. Disclosure or Beneficiary. Pursuant to Arizona Revised Statutes 133-401, the beneficiary of the Trust Agreement is Chase Manhattan Realty Leasing Corporation, a New York corporation, whose address is One Chase Manhattan Plaza (20th Floor), New York, New York 10081, Attention of Leasing Administrator. A copy of the Trust Agreement is available for inspection at the offices of the Owner Trustee at 100 Federal Street, Boston, Massachusetts 02110, Attention of Corporate Trust Division.

            SECTION 8.09. Capacity of Lessee. Notwithstanding anything to the contrary in this Agreement, both parties hereto agree that all rights and obligations of the Lessee with respect to PVNGS under this Agreement are rights and obligations of the Lessee solely in its capacity as an ANPP Participant and not in its capacity as Operating Agent.






















                                      -10-


6091.CHASEU1.LEASE.56:l

                  IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed in New York, New York by their respective officers thereunto duly authorized.

                                       PUBLIC SERVICE COMPANY OF NEW
                                         MEXICO



                                       By
                                           -------------------------
                                           Senior Vice President and
                                            Chief Financial Officer


                                       THE FIRST NATIONAL BANK OF
                                         BOSTON, not in its individual
                                         capacity, but solely as
                                         Owner Trustee under a Trust
                                         Agreement, dated as of
                                         December 15, 1986, with
                                         Chase Manhattan Realty
                                         Leasing Corporation

                                       By:
                                           -------------------------
                                           Assistant Vice President

State of New York  )
                   )ss.
County of New York )

                  The foregoing instrument was acknowledged before me this 15th day of December, 1986, by A.J. Robison, Senior Vice President and Chief Financial Officer of Public Service Company of New Mexico, a New Mexico corporation, on beha1f of the corporation.

                                         -------------------------
                                            Notary Public

                                                   Delia T. Santiago
                                            Notary Public, State of New York
                                                     No. 41-3451160
                                              Qualified In Queens County
                                            Commission Expires March 30, 1987

State of New York  )
                   ) ss.
County of New York )

                  The foregoing instrument was acknowledged before me this 15th day of December, 1986, by Martin P. Henry, Assistant Vice President of The First National Bank of Boston, a national banking association, on behalf of the banking association as Owner Trustee under that certain Trust Agreement dated as of December 15, 1986.


                                         -------------------------
                                            Notary Public



                                                   DAVID L SPIVAK
                                          Notary Public, State of New York
                                                   No. 31-4693468
                                            Qualified in New York County
                                          Commission Expires March 30, 1987

                                   SCHEDULE 1

                         UNDIVIDED INTEREST DESCRIPTION



                  The Undivided Interest is a (i) 1.700000% undivided interest in and to the property described under A below and (ii) a .566667% individed interest in and to the property described in B below.

            A. Unit 1 of the Palo Verde Nuclear Generating Station (PVNGS), located in Maricopa County, Arizona, approximately 55 miles west of the City of Phoenix, Arizona, and approximately 16 miles west of the City of Buckeye, Arizona, consisting of:

        I. Unit 1 Combustion Engineering "System 80" pressurized water reactor nuclear steam supply system (the NSSS). The NSSS is comprised of a reactor vessel containing 241 fuel assemblies with approximately 100 tons of enriched uranium (fuel assemblies, however, are not part of Unit 1 and are not included in the Undivided Interest being sold), two steam generators, four reactor coolant pumps and various additional systems and subsystems. The licensed thermal rating of the NSSS is 3800 MW.

        II. Unit 1 GE TC6F-43, 1800 RPM tandem-compound, six flow, reheat turbine-generator including turbine, generator, moisture separator-reheater, exciter, controls, and auxiliary subsystems. The turbine-generator is conductor cooled and rated at 1,554 MVA at 24,000 V, 3 phase, 60 Hz, 1.5 in Hg ABS back pressure, and approximately 1,363 MW maximum gross electric output.




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        III. Unit 1 146 ft. inside diameter,  steel-lined,  prestressed concrete cylindrical containment building with a hemispherical dome designed for 60 psig. The containment building houses the reactor system.

        IV. Unit 1 auxiliary systems and equipment including engineered safeguards Systems, reactor auxiliary systems and turbine-generator auxiliary systems associated with items I, II, and III above, extending to and including the Unit 1 start-up transformer.

        V. Unit 1 cooling tower system consisting or three (3) mechanical draft cooling towers, including a closed cycle circulating water system, make-up water systems and essential spray ponds.

        VI. Unit 1 radioactive waste treatment system, including liquid, gaseous, and solid waste subsystems, controls, instrumentation, storage, handling and shipment facilities.

        VII. Unit 1 emergency diesel-generator system, including a diesel-generator building which contains two diesel generators, fuel oil Systems, storage tanks, control and instrumentation systems and other equipment.

        VIII.Unit  1  internal  communication   systems,   including  associated
             interconnections and computer data links.

BUT EXCLUDING:

        I.   Nuclear fuel for Unit 1, including spare fuel assemblies.

        II.  Spare Parts (Unit 1).

        III. Transmission facilities (including any and all facilities and equipment providing interconnection between the Unit I turbine generator and the ANPP High Voltage Switchyard, including step-up transformers and standby equipment and systems).

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        IV.  Oil and diesel fuel inventories (Unit 1)

 B.   All PVNGS common facilities, INCLUDING BUT NOT LIMITED TO::

        I Surveillance Systems, including associated radioactive monitoring systems and equipment.

        II. Water treatment facilities and transport systems for supply of waste water


        III. Warehouse and related storage facilities and equipment.

BUT EXCLUDING:

        I.   Nuclear fuel, including spare fuel assemblies.

        II.  All transmission and ANPP High Voltage Switchyard facilities.

        III. Administration Building.

        IV.  Administration Annex Building.

        V.   Technical Support Center.

        VI.  Visitor Center.

        VII. External communication systems and equipment, including associated interconnections and computer data links.

        VIII. Parking lot improvements, road improvements, fencing and dikes.

        IX.  Spare parts (common facilities).

        X.   Simulator.




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        XI.  Oil and diesel fuel inventories.

        XII. Real property, beneficial interest in Title USA Company of Arizona Trust No. 530, and Project Agreement interests described in
             Schedule 2.








































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                                   SCHEDULE 2

                       REAL PROPERTY INTEREST DESCRIPTION

                  The Real Property Interest is a (i) 0.5% undivided interest in the land described in, I below, a (ii) .566667% undivided interest in the rights and interests described in I below, and (iii) a .566667% undivided interest in the right and interests described in III below.


I.       PVNGS PLANT SITE

PARCEL NO. 1: Lot Four (4); the Southwest quarter of the Northwest quarter; and the West half of the Southwest quarter, all in Section Two (2), Township One
(1)South, Range Six (6) West of the Gila and Salt River Base and Meridian, Maricopa County, Arizona.

PARCEL NO. 2: All of Section Three (3), Township One (1) South, Range Six (6) West of the Gila and Salt River Base and Meridian, Maricopa County, Arizona.

PARCEL NO. 3: The East half of Section Four (4) Township One (1) South, Range Six (6) West of the Gila and Salt River Base and Meridian, Maricopa County, Arizona.

PARCEL NO. 4: The West half of Section Twenty-six (26), Township One (1) oNorth, Range Six (6) West of the Gila and Salt River Base and Meridian, Maricopa County, Arizona.

PARCEL NO. 5: Section Twenty-seven (27), Township One (1) North, Range Six (6) West of the Gila and Salt River Base and Meridian, Maricopa County, Arizona; EXCEPT the Northwest quarter of Section 27.

PARCEL NO. 6: The Southeast quarter of Section  Twenty-eight (28),  Township One
(1) North, Range Six (6) West of the Gila and Salt River Base and Meridian, Maricopa County, Arizona; EXCEPT 50% of all oil, gas and other mineral deposits and geothermal resources recovered from or developed on the property, as reserved in instrument recorded May 10, 1974 in Docket 10647, page 136.

PARCEL NO. 7: The East half of Section Thirty-three (33), Township One (1) North, Range Six (6) West of the Gila and Salt River Base and Meridian, Maricopa County, Arizona.


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PARCEL NO. 8: All of Section Thirty-four (34), Township One (1) North, Range Six
(6) West of the Gila and Salt River Base and Meridian, Maricopa County, Arizona.

PARCEL No. 9: The West half of Section Thirty-five (35), Township One (1) North, Range Six (6) West of the Gila and Salt River Base and Meridian, Maricopa County, Arizona.

PARCEL NO. 10: The Southeast quarter of Section Nine (9), Township One (1) South, Range Six (6) West of the Gila and Salt River Base and Meridian, Maricopa County, Arizona; except the Northwest quarter thereof.

PARCEL NO. 11: All of Section Ten (10), Township One (1) South, Range Six (6) West of the Gila and Salt River Base and Meridian, Maricopa County, Arizona; EXCEPT the East half of the Southeast quarter thereof; and EXCEPT the North half of the South half of the Northwest quarter of the Northwest quarter thereof.

PARCEL NO. 12: That part of the East half of the Southwest quarter of Section Twenty-three (23), Township One (1) North, Range Six (6) West of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, more particularly described as follows:

            BEGINNING at the Southeast corner of the said East half of the Southwest quarter of Section 23; thence West, an assumed bearing along the South line of the said East half of the Southwest quarter of Section 23, for a distance of 762.04 feet; thence North 0 degrees 03 minutes 39 seconds West; parallel to the East line of the said East half of the Southwest quarter of Section 23, for a distance of 1946.46 feet to a point on the South right-of-way line of the 200 foot wide HASSAYAMPA-SALOME HIGHWAY, as recorded in Book 12 of Road Maps, page 82, Maricopa County Recorder, Maricopa County, Arizona; thence continuing North 0 degrees 03 minutes 39 seconds West for a distance of 234.15 feet to a point on the North right-of-way line of said highway; thence South 58 degrees 43 minutes 35 seconds East, along said North right-of-way line for a distance of 892.17 feet to a point on the said East line of



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        the East half of the  Southwest  quarter of Section 23;  thence  South 0 degrees 03 minutes 39 seconds East, along said East line for a distance of 234.15 feet to a point on the said South right-of-way line; thence continuing South 0 degrees 03 minutes 39 seconds East for a distance of 1483.31 feet to the true point of beginning;

                  EXCEPT the East 305 feet of the South 305 feet thereof; and

                  EXCEPT one-half of the minerals and mineral rights and mineral estates of every kind and nature, as set forth in Deed recorded in Docket 11652, page 52, Maricopa County Records.

PARCEL NO. 13: The North half of the South half of the Northwest quarter of the Northwest quarter of Section Ten (10) Township One (1) South. Range Six (6) West of the Gila and Salt River Base and Meridian, Maricopa County, Arizona.


II.        HASSAYAMPA PUMPING STATION AND EFFLUENT PIPELINE

                All real property, leases, licenses, easements, rights-of-way and other property held by Title USA Company of Arizona Trust No. 530 established by that certain Trust Agreement dated October 15, 1975, as amended, but excluding therefrom all improvements.


III.       MISCELLANEOUS REAL PROPERTY INTERESTS

                  Those ANPP Project Agreements (as defined in the ANPP Participation Agreement), in addition to the Trust Agreement for Title USA Company of Arizona Trust 530, consisting of leases, licenses, easements, and permits, which provide land and land rights for (a) the pipeline to supply waste water effluent to PVNGS from the 91st Avenue sewage treatment plant serving the Phoenix Metropolitan area and (b) railroad access to the Nuclear Plant Site (as defined in the ANPP Participation Agreement).








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